UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2023

Avalon Acquisition Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40872	85-3451075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Embarcadero Center, 8th Floor

San Francisco, CA 94111

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 423-0010

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered

Units, each consisting of one share of Class A common stock, par value $0.0001 per share and three-fourths one redeemable warrant	AVACU	The Nasdaq Stock Market LLC

Class A common stock, par value $0.0001 per share	AVAC	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per whole share	AVACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously announced, on September 21, 2022, Avalon Acquisition Inc. (“Avalon”) entered into a definitive business combination agreement (as amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Avalon, The Beneficient Company Group, L.P., a Delaware limited partnership (“BCG,” and as converted to a Nevada corporation, “Beneficient”), Beneficient Merger Sub I, Inc., a Delaware corporation and subsidiary of BCG (“Merger Sub I”), and Beneficient Merger Sub II, LLC, a Delaware limited liability company and subsidiary of BCG (“Merger Sub II”). Pursuant to the Business Combination Agreement, the parties have agreed to consummate certain transactions (collectively, the “Business Combination”), subject to the terms and conditions of the Business Combination Agreement.

On December 9, 2022, in connection with the Business Combination, BCG first filed with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (File No. 333-268741) (as amended, the “Registration Statement”) containing a proxy statement/prospectus of Avalon (such proxy statement/prospectus in definitive form, the “Proxy Statement”), which Registration Statement was declared effective by the SEC on May 12, 2023, and Avalon commenced mailing the Proxy Statement on May 15, 2023.

On June 6, 2023, Avalon held a special meeting of its stockholders (the “Special Meeting”), at which holders of 22,597,762 shares of common stock (consisting of 17,422,762 Class A common stock and 5,175,000 Class B common stock) held of record as of May 10, 2023, the record date for the Special Meeting, were present virtually or by proxy, representing 86% of the voting power of Avalon’s common stock as of the record date for the Special Meeting, and constituting a quorum for the transaction of business. The proposals listed below are described in more detail in the Proxy Statement. A summary of the voting results at the Special Meeting is set forth below.

The stockholders approved the Business Combination Proposal. The voting results for the Business Combination Proposal were as follows:

Proposal No. 1: The Business Combination Proposal (Class A Shares and Class B Shares, voting together as a single class)

For	Against	Abstain	Broker Non-Vote
19,591,843	3,005,910	9	N/A

Proposal No. 1: The Business Combination Proposal (Class B Shares, voting as a separate class)

For	Against	Abstain	Broker Non-Vote
5,175,000	0	0	N/A

As there were sufficient votes to approve the above proposal, the “Adjournment Proposal” described in the Proxy Statement was not presented to stockholders.

Based on the results of the Special Meeting, and subject to the satisfaction or waiver of certain other closing conditions as described in the Proxy Statement, the transactions (the “Transactions”) contemplated by the Business Combination Agreement are expected to be consummated on June 8, 2023. Following the consummation of the Transactions, each of the Beneficient Class A common stock Beneficient Warrants (each as defined in the Proxy Statement) is expected to begin trading on The Nasdaq Stock Market LLC under the new ticker symbols “BENF” and “BENFW,” respectively.

In connection with the vote to approve the Business Combination Proposal, the holders of 18,058,386 shares of Class A common stock of Avalon properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.57 per share, for an aggregate redemption amount of approximately $191,032,800. As a result, there remains an aggregate of $27,944,600 in the Avalon trust account.

Avalon plans to close the Business Combination transaction as soon as possible and will continue to accept reversal of redemption requests until closing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON ACQUISITION INC.

	By:	/s/ S. Craig Cognetti
Name: S. Craig Cognetti
Title: Chief Executive Officer

Dated: June 7, 2023